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                                                                   EXHIBIT 10.14

                                 EXECUTION COPY

THIS NOTE HAS NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "SECURITIES ACT"), OR ANY STATE SECURITIES OR "BLUE SKY" LAWS, AND, ACCORDINGLY, MAY BE OFFERED, SOLD, PLEDGED OR OTHERWISE TRANSFERRED ONLY IF REGISTERED PURSUANT TO THE PROVISIONS OF THE SECURITIES ACT OR IF AN EXEMPTION FROM REGISTRATION IS AVAILABLE, EXCEPT UNDER CIRCUMSTANCES WHERE NEITHER SUCH REGISTRATION NOR SUCH AN EXEMPTION IS REQUIRED BY LAW. NOTWITHSTANDING THE ABOVE, NO TRANSFER BE MADE IN ANY JURISDICTION EXCEPT IN COMPLIANCE WITH APPLICABLE LAWS IN SUCH JURISDICTION.

                                7% NOTE DUE 2002

U.S. $4,000,000.00 Dated: December 21, 2001

FOR VALUE RECEIVED, the undersigned, PRIVATE MEDIA GROUP, INC., a Nevada corporation (the "Issuer"), HEREBY PROMISES TO PAY to the order of COMMERZBANK AKTIENGESELLSCHAFT, a stock corporation organized under the laws of the Federal Republic of Germany (the "Holder") the principal amount of U.S. $4,000,000.00 (four million U.S. dollars) in full on December 20, 2002, or such earlier date on which such sum becomes due and repayable in accordance with the terms and conditions hereof.

The Issuer promises to pay interest on the unpaid principal amount hereof in arrears on the 20th day of March, June, September and December in each year from the date hereof until such principal amount is paid in full, and on the day on which such principal amount is paid in full, at an interest rate equal to 7.0% per annum; provided, however, that any overdue amount of principal, interest or other amounts payable hereunder shall bear interest, payable on demand, at an interest rate equal to 7.0% per annum plus 2.0% per annum. Interest shall accrue from the date hereof until the date of payment in full of the principal amount hereof and all interest and other amounts payable hereunder.

In connection with this Note, the Holder is entering into an Exchange Agreement dated the date hereof (the "Exchange Agreement") with Slingsby Enterprises Limited, a company organized and existing under the laws of Gibraltar (the "Shareholder") and the Issuer, the Shareholder is entering into a Guaranty dated as of the date hereof (the "Guaranty") in favor of the Holder, the Shareholder is entering into a Pledge Agreement dated the date hereof (the "Pledge Agreement") in favor of the Holder and the Issuer, the Shareholder, Berth
Milton Jr. and the Holder are entering into a Registration Rights Agreement dated the date hereof (the "Registration Rights Agreement", and together with this Note, the Exchange Agreement, the Guaranty and the Pledge Agreement, the "Note Documents"). Any reference herein to any document or agreement shall read and be a

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reference to such document or agreement as amended, amended and restated, supplemented or otherwise modified from time to time.

                                    ARTICLE 1

                                TERMS OF PAYMENT

SECTION 1.01 Optional Prepayment.

The Issuer may, upon at least 3 Business Days' notice to the Holder stating the proposed date and principal amount of the prepayment, and if such notice is given the Issuer shall, prepay this Note in whole or in part, with accrued interest to the date of such prepayment on the amount prepaid, provided that (x) no such prepayment may be made prior to June 20, 2002, and (y) each partial prepayment shall be in a principal amount of at least $1,000,000. The term "Business Day" means a day of the year on which banks are not required or authorized to close in London or Frankfurt.

SECTION 1.02 Mandatory Prepayment.

The Issuer shall, on the date of receipt of the proceeds from the sale or issuance by the Issuer, any subsidiary of the Issuer, or any holding company of which the Issuer is a subsidiary of any Equity Interests, other than (a) common stock of the Issuer issued pursuant to clause (iv) of Section 3.02(e), or (b) Equity Interests that are issued to the Issuer by any of its subsidiaries or Equity Interests of the Issuer that are issued upon the exercise or conversion of stock options, warrants or convertible securities of the Issuer that exist as of the date hereof or stock options that are authorised under the Issuer's employee stock option plan as in effect on the date hereof: (i) prepay the principal amount of this Note in full, together with the greater of (A) accrued interest thereon, and (B) a prepayment premium thereon of $200,000 (exclusive of any amounts referred to in clause (ii) of this Section 1.02), and (ii) pay all other amounts payable by the Issuer hereunder. Any amount paid under clause (i) of this Section 1.02 in excess of the principal amount of this Note and accrued interest thereon (whether paid or unpaid) at the time of prepayment shall constitute a non-refundable prepayment premium. "Equity Interests" means (A) shares of capital stock of (or other ownership or profit interests in) the Issuer or any of its subsidiaries, (B) warrants, options or other rights for the purchase or other acquisition from the Issuer or any of its subsidiaries of shares of capital stock of (or other ownership or profit interests in) the Issuer or such subsidiary, (C) securities convertible into or exchangeable for shares of capital stock of (or other ownership or profit interests in) the Issuer or any of its subsidiaries or warrants, rights or options for the purchase or other acquisition from the Issuer or any of its subsidiaries of such shares (or such other interests), and (D) other ownership or profit interests in the Issuer or any of its subsidiaries, whether voting or nonvoting, and whether or not such shares, warrants, options, rights or other interests are authorized or otherwise existing on any date of determination.

SECTION 1.03 Increased Costs.

If, due to either (i) the introduction of or any change in or in the interpretation of any law or regulation or (ii) the compliance with any guideline or request from any central bank or other governmental authority (whether or not having the force of law), there shall be any increase in the cost to the Holder of funding or maintaining this Note, (excluding for purposes of this Section 1.03 any such increased costs resulting from (A) Taxes or Other Taxes (each as defined in Section 1.05, as to which Section 1.05 shall govern) and (B) changes in the basis of taxation of overall net income or overall gross income by the United States or by the foreign jurisdiction or state under the laws of which the Holder is organized or in which the Holder's Office is located or any political subdivision thereof), or there shall be any decrease in the rate of return to the Holder from

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holding this Note, then the Issuer shall from time to time, upon demand by the
Holder, pay to the Holder additional amounts sufficient to compensate the Holder for such increased cost or such decrease in the Holder's rate of return; provided, however, that before making any such demand the Holder agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to designate a different office as the Holder's Office (as hereinafter defined) if the making of such a designation would avoid the need for such increased cost or decrease in the rate of return, or reduce the amount of such increased cost or decrease in the rate of return and would not, in the reasonable judgment of the Holder, be otherwise disadvantageous to the Holder. A certificate as to the amount of such increased cost or decrease in the rate of return, submitted to the Issuer by the Holder, shall be conclusive and binding for all purposes, absent manifest error.

SECTION 1.04 Payments and Computations.

(a) The Issuer shall make each payment hereunder, irrespective of any right of counterclaim or set-off, not later than 11:00 AM (London time) on the day when due in U.S. dollars to the Holder at its address referred to in Section 5.02, for the account of the Holder's Office in same day funds. "Holder's Office" shall mean the principal office of the Holder at 60 Gracechurch Street, London EC3V OHR, United Kingdom, or any other office or Affiliate (as hereinafter defined) of the Holder hereafter selected and notified to the Issuer from time to time by the Holder.

(b) The Issuer hereby authorizes the Holder, if and to the extent payment is not made when due hereunder, to charge from time to time against any or all of the Issuer's accounts with the Holder any amount so due.

(c) All computations of interest shall be made by the Holder on the basis of a year of 360 days for the actual number of days (including the first day but excluding the last day) occurring in the period for which such interest is payable.

(d) Whenever any payment hereunder shall be stated to be due on a day other than a Business Day, such payment shall be made on the next succeeding Business Day, and such extension of time shall in such case be included in the computation of payment of interest; provided, however, that if such extension would cause such payment to be made in the next following calendar month, such payment shall be made on the next preceding Business Day.

SECTION 1.05 Taxes.

(a) Any and all payments by the Issuer to or for the account of the Holder under this Note or any other Note Document shall be made, in accordance with Section
1.05 or the applicable provisions of such other Note Documents, free and clear of and without deduction for any and all present or future taxes, levies, imposts, deductions, charges or withholdings, and all liabilities with respect thereto, excluding, taxes imposed on the Holder's overall net income, and franchise taxes imposed on it in lieu of net income taxes, by the jurisdiction of the Holder's Office or any political subdivision thereof, (all such non-excluded taxes, levies, imposts, deductions, charges, withholdings and liabilities in respect of payments hereunder or under any other Note Documents being hereinafter referred to as "Taxes"). If the Issuer shall be required by law to deduct any Taxes from or in respect of any sum payable hereunder or under or any other Note Document to the Holder, (i) the sum payable shall be increased as may be necessary so that after making all required deductions (including deductions applicable to additional sums payable under this Section 1.05) the Holder receives an amount equal to the sum it would have received had no such deductions been made, (ii) the Issuer shall make such deductions

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and (iii) the Issuer shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law.

(b) In addition, the Issuer shall pay any present or future stamp or documentary taxes or any other excise or property taxes, charges or similar levies that arise from any payment made hereunder or under any other Note Document or from the execution, delivery or registration of, performing under, or otherwise with respect to, this Note or any other Note Document (hereinafter referred to as "Other Taxes").

(c) The Issuer shall indemnify the Holder for and hold it harmless against the full amount of Taxes or Other Taxes (including, without limitation, taxes of any kind imposed or asserted by any jurisdiction on amounts payable under this
Section 1.05) imposed on or paid by the Holder and any liability (including penalties, interest and expenses) arising therefrom or with respect thereto. This indemnification shall be made within 30 days from the date the Holder makes written demand therefor.

(d) Within 30 days after the date of any payment of Taxes, the Issuer shall furnish to the Holder, at its address referred to in Section 5.02, the original or a certified copy of a receipt evidencing such payment to the extent such a receipt is issued therefor, or other written proof of payment thereof that is reasonably satisfactory to the Holder.

(e) On or prior to the date of its execution and delivery of this Note, and from time to time thereafter as reasonably requested in writing by the Issuer (but only so long as the Holder remains lawfully able to do so), the Holder shall provide the Issuer with two original Internal Revenue Service Forms W-8BEN or W-8ECI, as appropriate, or any successor or other form prescribed by the Internal Revenue Service, certifying that the Holder is exempt from or entitled to a reduced rate of United States withholding tax on payments pursuant to this Note. If any form or document referred to in this subsection (e) requires the disclosure of information, other than information necessary to compute the tax payable and information required on the date hereof by Internal Revenue Service Form W-8BEN or W-8ECI, that the Holder reasonably considers to be confidential, the Holder shall give notice thereof to the Issuer and shall not be obligated to include in such form or document such confidential information.

(f) For any period with respect to which the Holder has failed to provide the Issuer with the appropriate form, certificate or other document described in
Section 1.05(e) (other than if such failure is due to a change in law, or in the interpretation or application thereof, occurring subsequent to the date on which a form, certificate or other document originally was required to be provided, or if such form, certificate or other document otherwise is not required under subsection (e) above), the Holder shall not be entitled to indemnification under
Section 1.05(a) or (c) with respect to Taxes imposed by the United States by reason of such failure; provided, however, that should the Holder become subject to Taxes because of its failure to deliver a form, certificate or other document required hereunder, the Issuer shall take such steps as the Holder shall reasonably request to assist the Holder to recover such Taxes.

(g) The Holder agrees to use reasonable efforts (consistent with its internal policy and legal and regulatory restrictions) to change the jurisdiction of the Holder's Office if the making of such a change would avoid the need for, or reduce the amount of, any such additional amounts that may thereafter accrue and would not, in the reasonable judgment of the Holder, be otherwise disadvantageous to the Holder.

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(h) If the Holder determines, in its sole discretion, that it has actually and finally realized, by reason of a refund, deduction or credit of any Taxes paid or reimbursed by the Issuer pursuant to subsection (a) or (c) above in respect of payments under the Note Documents, a current monetary benefit that it would otherwise not have obtained, and that would result in the total payments under this Section 1.05 exceeding the amount needed to make the Holder whole, the Holder shall pay to the Issuer, with reasonable promptness following the date on which it actually realizes such benefit, an amount equal to the lesser of the amount of such benefit or the amount of such excess, in each case net of all out-of-pocket expenses in securing such refund, deduction or credit.

SECTION 1.06 Recordation and Endorsement.

The principal amount owing to the Holder by the Issuer and all prepayments made on account of principal thereof, shall be recorded by the Holder and, prior to any transfer hereof, endorsed on the grid attached hereto, which is part of this Note; provided, however, that the failure of the Holder to make any such recordation or endorsement shall not affect the obligations of the Issuer under this Note.

                                    ARTICLE 2

                         REPRESENTATIONS AND WARRANTIES

     SECTION 2.01 Representations and Warranties of the Issuer.

     The Issuer represents and warrants as follows:

     (a) The Issuer is a corporation duly incorporated, validly existing and in good standing under the laws of the jurisdiction indicated at the beginning of this Note.

     (b) The execution, delivery and performance by the Issuer of this Note are within the Issuer's corporate powers, have been duly authorized by all necessary corporate action, and do not contravene (i) the Issuer's charter or by-laws or (ii) law or any contractual restriction binding on or affecting the Issuer.

     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body or any other third party is required for the due execution, delivery and performance by the Issuer of this Note.

     (d) This Note has been duly executed and delivered by the Issuer. This Note is the legal, valid and binding obligation of the Issuer enforceable against the Issuer in accordance with its terms.

     (e) The balance sheets of the Issuer and its subsidiaries as at December 31, 2000, and the related statements of income and cash flows of the Issuer and its subsidiaries for the fiscal year then ended, accompanied by an opinion of Ernst & Young, independent public accountants, and the balance sheet of the Issuer and its subsidiaries as at June 30, 2001, and the related statements of income and cash flows of the Issuer and its subsidiaries for the six months then ended, copies of which were filed by the Issuer with the U.S. Securities and Exchange Commission in a registration statement on Form S-1 (No. 333-69654) covering the registration of securities of the Issuer under the Securities Act, fairly present, subject, in the case of
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     said balance sheet as at June 30, 2001, and said statements of income and cash flows for the six months then ended, to year-end audit adjustments, the financial condition of the Issuer and its subsidiaries as at such date and the results of the operations of the Issuer and its subsidiaries for the period ended on such date, all in accordance with United States generally accepted accounting principles consistently applied ("GAAP"), and since June 30, 2001, there has been no material adverse change in such condition or operations, or in the earnings, business affairs or business prospects of the Issuer or any of its subsidiaries, whether or not arising in the ordinary course of business.

     (f) There is no pending or threatened action, suit, investigation, litigation or proceeding, affecting the Issuer or any of its subsidiaries before any court, governmental agency or arbitrator (i) which may materially adversely affect the financial condition or operations of the Issuer or any subsidiary, other than (A) proceedings instituted on June 7, 1999 by the Swedish taxation authority against Milcap Media Limited in the Administrative Court in Stockholm, (B) the order in favor of the Swedish taxation authority to seize assets of up to Swedish Krona 17,700,000 of Milcap Media Limited in connection with such proceeding, and (C) the official decision of the Swedish taxation authority on December 20, 1999, to attribute income to Milcap Media Limited in a total amount of Swedish Krona 150,000,000, or (ii) which purports to affect the legality, validity or enforceability of this Note or any other Note Document.

     (g) No proceeds of this Note will be used to acquire any equity security of a class which is registered pursuant to Section 12 of the United States Securities Exchange Act of 1934.

     (h) Neither the Issuer nor any of its subsidiaries is an "investment company", or an "affiliated person" of, or "promoter" or "principal underwriter" for, an "investment company", as such terms are defined in the Investment Company Act of 1940, as amended. Neither the Issuer nor any of its subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company" or of a "subsidiary company" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935, as amended. Neither the issuance of this Note, nor the application of the proceeds or repayment thereof by the Issuer, will violate any provision of any such Act or any rule, regulation or order of the Securities and Exchange Commission thereunder.

     (i) The Issuer is not engaged in the business of extending credit for the purpose of purchasing or carrying margin stock (within the meaning of Regulation U issued by the Board of Governors of the Federal Reserve System), and no proceeds of this Note will be used to purchase or carry any margin stock or to extend credit to others for the purpose of purchasing or carrying any margin stock.

     (j) As of the date hereof, the Issuer and its subsidiaries, do not have any outstanding Debt, or commitments of any person to advance or make available Debt to the Issuer or any of its subsidiaries other than (i) the Debt evidenced by this Note, (ii) the guaranty (the "MMG Guaranty") issued by Milcap Media Group S.L. guaranteeing obligations of Viosland Trade S.L. in an aggregate amount not exceeding $2,000,000 (or its
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     equivalent in foreign currency) and (iii) other Debt of the Issuer and its
     Subsidiaries in an aggregate amount not exceeding $1,000,000 (or its equivalent in foreign currency). "Debt" means, without duplication, (A) indebtedness for borrowed money, (B) obligations for the deferred purchase price of property or services (other than trade payables not overdue by more than 90 days incurred in the ordinary course of business), (C) obligations evidenced by notes, bonds, debentures or other similar instruments, (D) obligations created or arising under any conditional sale or other title retention agreement with respect to property acquired (even though the rights and remedies of the seller or lender under such agreement in the event of default are limited to repossession or sale of such property), (E) obligations as lessee under leases that have been or should be, in accordance with GAAP, recorded as capital leases, (F) obligations, contingent or otherwise, in respect of acceptances, letters of credit or similar extensions of credit, (G) obligations in respect of interest rate swap, cap or collar agreements, interest rate future or option contracts, currency swap agreements, currency future or option contracts and other similar agreements, (H) Debt of others referred to in clauses (A) through
     (G) above or clause (I) below and other payment obligations (collectively, "Guaranteed Debt") guaranteed directly or indirectly in any manner, or in effect guaranteed directly or indirectly through an agreement (1) to pay or purchase such Guaranteed Debt or to advance or supply funds for the payment or purchase of such Guaranteed Debt, (2) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Guaranteed Debt or to assure the holder of such Guaranteed Debt against loss, (3) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (4) otherwise to assure a creditor against loss, and (I) all Debt referred to in clauses (A) through (H) above (including Guaranteed Debt) secured by (or for which the holder of such Debt has an existing right, contingent or otherwise, to be secured by) any lien or security interest on property (including, without limitation, accounts and contract rights) owned by the Issuer or a subsidiary, even though the Issuer or such subsidiary has not assumed or become liable for the payment of such Debt.

     (k) The Issuer is, individually and together with its subsidiaries, Solvent. "Solvent" means, with respect to any person on a particular date, that on such date (a) the fair value of the property of such person is greater than the total amount of liabilities, including, without limitation, contingent liabilities, of such person, (b) the present fair salable value of the assets of such person is not less than the amount that will be required to pay the probable liability of such person on its debts as they become absolute and matured, (c) such person does not intend to, and does not believe that it will, incur debts or liabilities beyond such person's ability to pay such debts and liabilities as they mature and (d) such person is not engaged in business or a transaction, and is not about to engage in business or a transaction, for which such person's property would constitute an unreasonably small capital. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability.

     (l) No Default or Event of Default has occurred and is continuing, or would result from the issue of this Note or from the application of the proceeds therefrom.

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SECTION 2.02 Repetition of Representations and Warranties.

The representations and warranties set forth in Section 2.01 are made by the Issuer on and as of the date hereof, before and after giving effect to the issuance of this Note and to the application of the proceeds therefrom, and are hereby repeated by the Issuer on and as of each date on which interest is due and payable hereunder.

                                    ARTICLE 3

                             COVENANTS OF THE ISSUER

SECTION 3.01 Affirmative Covenants.

So long as any amount under this Note shall remain unpaid, the Issuer will, unless the Holder shall otherwise consent in writing:

     (a) Compliance with Laws, Etc. Comply, and cause each of its subsidiaries to comply, in all material respects with all applicable laws, rules, regulations and orders, such compliance to include, without limitation, compliance with ERISA (as defined in Section 3.01(f)(vii)).

     (b) Payment of Taxes, Etc. Pay and discharge, and cause each of its subsidiaries to pay and discharge, before the same shall become delinquent,
     (i) all taxes, assessments and governmental charges or levies imposed upon it or upon its property and (ii) all lawful claims that, if unpaid, might by law become a lien or security interest upon its property; provided, however, that neither the Issuer nor any of its subsidiaries shall be required to pay or discharge any such tax, assessment, charge or claim that is being contested in good faith and by proper proceedings and as to which appropriate reserves are being maintained, unless and until (A) in the case of any lien or security interest that arises in connection with the proceedings referred to in clauses (B) and (C) of Section 2.01(f)(i), such lien or security interest attaches to its property and becomes enforceable against its other creditors and the aggregate amount in dispute in such proceedings exceeds the amounts referred to in such clauses (B) and (C) or the aggregate value of the assets that are subject to liens or security interests in respect of such proceedings exceeds $3,000,000 (or its equivalent in foreign currency), or (B) any other lien or security interest resulting therefrom attaches to its property and becomes enforceable against its other creditors.

     (c) Maintenance of Insurance. Maintain, and cause each of its subsidiaries to maintain, insurance with responsible and reputable insurance companies or associations in such amounts and covering such risks as is usually carried by companies engaged in similar businesses and owning similar properties in the same general areas in which the Issuer or such subsidiary operates.

     (d) Preservation of Corporate Existence, Etc. Preserve and maintain, and cause each of its subsidiaries to preserve and maintain, its corporate existence, rights (charter and statutory) and franchises; provided, however, that neither the Issuer nor any of its subsidiaries shall be required to preserve any right or franchise if the board of directors of the Issuer or such subsidiary shall determine that the preservation thereof is no longer desirable in the conduct of the business of the Issuer or such subsidiary, as the case may be, and that the loss thereof is not disadvantageous in any material respect to the Issuer, such subsidiary or the Holder.

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(e) Keeping of Books. Keep, and cause each of its subsidiaries to keep, proper books of record and account, in which full and correct entries shall be made of all financial transactions and the assets and business of the Issuer and each such subsidiary in accordance with GAAP in effect from time to time.

(f) Reporting Requirements. Furnish to the Holder:

     (i) as soon as available and in any event within 50 days after the end of each of the first three quarters of each fiscal year of the Issuer, balance sheets of the Issuer and its subsidiaries as of the end of such quarter and statements of income and cash flows of the Issuer and its subsidiaries for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, duly certified (subject to year-end audit adjustments) by the financial officer of the Issuer as having been prepared in accordance with GAAP;

     (ii) as soon as available and in any event within 105 days after the end of each fiscal year of the Issuer, a copy of the annual audit report for such year for the Issuer and its subsidiaries as of the end of such fiscal year and statements of income and cash flows of the Issuer and its subsidiaries for such fiscal year, in each case accompanied by an opinion acceptable to the Holder by Ernst & Young or other independent public accountants acceptable to the Holder;

     (iii) as soon as possible and in any event within five days after the occurrence of each Event of Default (as defined in Section 4.01) and each event which, with the giving of notice or lapse of time, or both, would constitute an Event of Default (each such event, a "Default"), continuing on the date of such statement, a statement of the chief financial officer of the Issuer setting forth details of such Default or Event of Default and the action that the Issuer has taken and proposes to take with respect thereto;

     (iv) promptly after the sending or filing thereof, copies of all reports which the Issuer sends to any of its securityholders, and copies of all reports and registration statements that the Issuer or any subsidiary files with the Securities and Exchange Commission or any national securities exchange;

     (v) promptly after the commencement thereof, notice of all actions and proceedings before any court, governmental agency or arbitrator affecting the Issuer or any of its subsidiaries of the type described in Section 2.01(f);

     (vi) promptly after the filing or receiving thereof, copies of all reports and notices which the Issuer or any subsidiary files under the Employee Retirement Income Security Act of 1974, as amended ("ERISA") with the Internal Revenue Service or the Pension Benefit Guaranty Corporation or the U.S. Department of Labor or which the Issuer or any subsidiary receives from such Corporation; and

     (vii) such other information respecting the condition or operations, financial or otherwise, of the Issuer or any of its subsidiaries as the Holder may from time to time reasonably request.

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           SECTION 3.02 Negative Covenants.

So long as any amount under this Note shall remain unpaid, the Issuer will not, without the written consent of the Holder:

     (a) Liens, Etc. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any lien, security interest or other charge or encumbrance, or any other type of preferential arrangement, upon or with respect to any of its properties, whether now owned or hereafter acquired, or assign, or permit any of its subsidiaries to assign, any right to receive income, in each case to secure any Debt of any person or entity, other than (i) purchase money liens or purchase money security interests upon or in any property acquired or held by the Issuer or any subsidiary in the ordinary course of business to secure the purchase price of such property or to secure indebtedness incurred solely for the purpose of financing the acquisition of such property, or (ii) liens or security interests existing on such property at the time of its acquisition (other than any such lien or security interest created in contemplation of such acquisition that were not incurred to finance the acquisition of such property) or extensions, renewals or replacements of any of the foregoing for the same or a lesser amount, or (iii) liens or security interests that arise in connection with the proceedings referred to in clauses (B) and (C) of Section 2.01(f)(i); provided, however, that (A) no such lien or security interest referred to in clauses (i) and (ii) above shall extend to or cover any properties of any character other than the real property or equipment being acquired, (B) no such extension, renewal or replacement referred to in clauses (i) and (ii) above shall extend to or cover any properties not theretofore subject to the lien or security interest being extended, renewed or replaced, (C) the aggregate principal amount of the indebtedness secured by the liens or security interests referred to in clauses (i) and
     (ii) above shall not exceed $2,000,000 (or its equivalent in foreign currency) at any time outstanding, and (D) the amounts in dispute in the proceedings referred to in clause (iii) above shall not exceed the amounts referred to in clauses (B) and (C) of Section 2.01(f)(i) and the aggregate value of the assets that are subject to liens or security interests in respect of such proceedings shall not exceed $3,000,000 (or its equivalent in foreign currency).

     (b) Debt. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any Debt other than (i) the MMG Guaranty, provided that the aggregate amount guaranteed thereunder shall not exceed $2,000,000 (or its equivalent in foreign currency) at any time, and (ii) Debt the total principal amount of which, together with all commitments of any person to advance or make available Debt to the Issuer and its Subsidiaries, does not exceed $6,000,000 (or its equivalent in foreign currency).

     (c) Sales, Etc., of Assets. Sell, lease, transfer or otherwise dispose of, or permit any of its subsidiaries to sell, lease, transfer or otherwise dispose of, any assets, or grant any option or other right to purchase, lease or otherwise acquire any assets, other than:

     (i) Inventory to be sold in the ordinary course of its business, and

     (ii) sales of assets for cash and for fair value in an aggregate amount not to exceed $3,000,000 (or its equivalent in foreign currency).

     "Inventory" means all inventory in all of its forms, including, without limitation, "inventory" as defined in Section 9-102 of the Uniform Commercial Code as in effect, from time to time, in the State of New York.

     (d) Lease Obligations. Create or suffer to exist, or permit any of its subsidiaries to create or suffer to exist, any obligations for the payment of rental for any property under leases or agreements to lease having a term of one year or more which would cause the direct or contingent liabilities of the Issuer and its subsidiaries, on a consolidated basis, in respect of all such obligations to exceed $1,000,000 (or its equivalent in foreign currency) payable in any period of l2 consecutive calendar months.

     (e) Dividends, Etc. Declare or pay any dividends, purchase, redeem, retire, defease or otherwise acquire for value any of its Equity Interests now or hereafter outstanding, return any capital to its stockholders, partners or members (or the equivalent persons thereof) as such, make any distribution of assets, Equity Interests, obligations or securities to its stockholders, partners or members (or the equivalent persons thereof) as such or issue or sell any Equity Interests or accept any capital contributions or permit any of its subsidiaries to purchase, redeem, retire, defease or otherwise acquire for value any Equity Interests in the Issuer or to issue or sell any Equity Interests therein, except that the Issuer may (i) declare and make any dividend payment or other distribution payable in common stock of the Issuer, (ii) issue Equity Interests upon the exercise or conversion of stock options, warrants or convertible securities of the Issuer that exist as of the date hereof, (iii) issue stock options that are authorised under the Issuer's employee stock option plan as in effect on the date hereof to directors, officers and employees of the Issuer to acquire common stock of the Issuer; provided, however, that the common stock that would be issued upon the exercise of all options under such stock option plan shall not exceed 3,600,000 shares of the common stock of the Issuer (calculated as though all such options were issued on the date hereof) after giving effect to such exercise, and (iv) issue common stock to effect stock-for-stock acquisitions, provided, however, the aggregate amount of common stock issued pursuant to this clause (iv) shall not exceed 25% of the total common stock of the Issuer after giving effect to such issuance, and provided, in respect of each of clauses (i), (ii), (iii) and (iv) of this subsection (e), that, immediately after giving effect to any such proposed action, no Default or Event of Default would exist.

     (f) Mergers, Etc. Merge or consolidate with or into, or convey, transfer, lease or otherwise dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to, or acquire all or substantially all of the assets of, any person or entity, or permit any of its subsidiaries to do so, except that any subsidiary of the Issuer may merge or consolidate with or into, or dispose of assets to, or acquire assets of, any other subsidiary of the Issuer and except that any subsidiary of the Issuer may merge into or dispose of assets to the Issuer, provided in each case that, immediately after giving effect to such proposed transaction, no Default or Event of Default would exist and in the case of any such merger to which the Issuer is a party, the Issuer is the surviving corporation.

     (g) Accounting Changes. Make or permit, or permit any of its subsidiaries to make or permit, any change in accounting policies or reporting practices, except as required or permitted by GAAP.

                                   ARTICLE 4

                               EVENTS OF DEFAULT

     SECTION 4.01 Events of Default.

If any of the following events ("Events of Default") shall occur and be continuing:

     (a) The Issuer or the Shareholder shall fail to pay (i) any principal of or any interest on any Note Document when the same becomes due and payable or
     (ii) any other amount payable under, any Note Document when the same becomes due and payable; or

     (b) Any representation or warranty made by the Issuer (or any of its officers) or the Shareholder under or in connection with any Note Document shall prove to have been incorrect in any material respect when made; or

     (c) (i) The Issuer shall fail to perform or observe any term, covenant or agreement contained in Section 3.01(d), (e) or (f) or in Section 3.02 for a period of 3 days, or (ii) the Issuer, the Shareholder or Berth Milton Jr. shall fail to perform or observe any other term, covenant or agreement contained in any Note Document on its part to be performed or observed if such failure shall remain unremedied for 10 days after the earlier of the date on which (x) an officer of the Issuer becomes aware of such failure or
     (y) written notice thereof shall have been given to the Issuer by the Holder; or

     (d) The Issuer or any of its subsidiaries or the Shareholder shall fail to pay any principal of or premium or interest on any Debt that is outstanding in a principal or notional amount of at least $100,000 (or its equivalent in foreign currency) in the aggregate (but excluding Debt evidenced by this
     Note) of the Issuer or such subsidiary or the Shareholder (as the case may
     be), when the same becomes due and payable (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise), and such failure shall continue after the applicable grace period, if any, specified in the agreement or instrument relating to such Debt; or any other event shall occur or condition shall exist under any agreement or instrument relating to any such Debt and shall continue after the applicable grace period, if any, specified in such agreement or instrument, if the effect of such event or condition is to accelerate, or to permit the acceleration of, the maturity of such Debt; or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity thereof; or

     (e) The Issuer or any of its subsidiaries or the Shareholder shall generally not pay its debts as such debts become due, or shall admit in writing its inability to pay its debts generally, or shall make a general assignment for the benefit of creditors; or any proceeding shall be instituted by or against the Issuer or any of its subsidiaries or the Shareholder seeking to adjudicate it a bankrupt or insolvent, or seeking liquidation, winding up, reorganization, arrangement, adjustment, protection, relief, or composition of it or its debts under any law relating to bankruptcy, insolvency or reorganization or relief of debtors, or seeking the entry of an order for relief or the appointment of a receiver, trustee, custodian or other similar official for it or for any substantial part of its property and, in the case of any such proceeding instituted against it (but not instituted by it), either such proceeding shall remain undismissed or unstayed for a period of 30 days, or any of the actions sought in such proceeding (including, without limitation, the entry of an order for relief against, or the appointment of a receiver, trustee, custodian or other similar official for, it or for any substantial part of its property) shall occur; or the Issuer or any of its subsidiaries or the Shareholder shall take any action (corporate or otherwise) to authorize any of the actions set forth above in this subsection (e); or

     (f) Any judgment or order for the payment of money in excess of $100,000 (or its equivalent in foreign currency) shall be rendered against the Issuer or any of its subsidiaries or the Shareholder and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (g) Any non-monetary judgment or order shall be rendered against the Issuer or any of its subsidiaries or the Shareholder that could be reasonably expected to materially adversely affect the financial condition or operations of the Issuer or any subsidiary or the financial condition of the Shareholder, and there shall be any period of 10 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

     (h) Any provision of any Note Document after delivery thereof shall for any reason cease to be valid and binding on or enforceable against the Issuer, the Shareholder or Berth Milton Jr., as applicable, or the Issuer, the Shareholder or Berth Milton Jr., as applicable, shall so state in writing; or

     (i) (i) Any person or two or more persons acting in concert (other than Berth Milton Jr. and any entity or entities that are wholly owned by Berth Milton Jr.) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the United States Securities Exchange Act of 1934), directly or indirectly, of voting stock of the Issuer (or other securities convertible into such voting stock) representing 20% or more of the combined voting power of all voting stock of the Issuer; or (ii) during any period of up to 24 consecutive months, commencing before or after the date of this Note, individuals who at the beginning of such 24-month period were directors of the Issuer shall cease for any reason (other than death or disability) to constitute a majority of the board of directors of the Issuer (except to the extent that individuals who at the beginning of such 24-month period were directors of the Issuer were replaced by individuals (x) elected by 662~3% of the remaining members of the board of directors of the Issuer or (y) nominated for election by a majority of the remaining members of the board of directors of the Issuer and thereafter elected as directors by the shareholders of the Issuer); or (iii) any person or two or more persons acting in concert (other than Berth Milton Jr. and any entity or entities that are wholly owned by Berth Milton Jr.) shall have acquired by contract or otherwise, or shall have entered into a contract or arrangement that, upon consummation, will result in its or their acquisition of the power to exercise, directly or indirectly, a controlling influence over the management or policies of the Issuer; or

     (j) Berth Milton Jr., or one or more entities that are wholly owned by Berth Milton Jr., shall at any time for any reason cease to have beneficial ownership (within the meaning of Rule 13d-3 of the Securities and Exchange Commission under the United States Securities Exchange Act of 1934) of (i) at least 40% of the Equity Interests of the Issuer and (ii) 100% of the Equity Interests of the Shareholder,

then, and in any such event, the Holder may, by notice to the Issuer, declare this Note, all interest thereon and all other amounts payable under this Note to be forthwith due and payable, whereupon this Note, all such interest and all such amounts shall become and be forthwith due and payable, without presentment, demand, protest or further notice of any kind, all of which are hereby expressly waived by the Issuer; provided, however, that in the event of an actual or deemed entry of an order for relief with respect to the Issuer under the United States Federal Bankruptcy Code, this Note, all such interest and all such amounts shall automatically become and be due and payable, without presentment, demand, protest or any notice of any kind, all of which are hereby expressly waived by the Issuer.

                                   ARTICLE 5

                                 MISCELLANEOUS

SECTION 5.01 Amendments, Etc.

No amendment or waiver of any provision of this Note, nor consent to any departure by the Issuer herefrom, shall in any event be effective unless the same shall be in writing and signed by the Holder and then such waiver or consent shall be effective only in the specific instance and for the specific purpose for which given.

SECTION 5.02 Notices, Etc.

All notices and other communications provided for hereunder shall be in writing (including telecopier, telegraphic, telex or cable communication) and mailed, telecopied, telegraphed, telexed, cabled or delivered, if to the Issuer, at its address at Carretera de Rubi 22, 08190 Sant Cugat del Valles, Barcelona, Spain,
Attention: Chief Financial Officer, with a copy to Guzik & Associates at 1800 Century Park East, Fifth Floor, Los Angeles, CA 90067, U.S.A., Attention: Samuel
S. Guzik; and if to the Holder, at its address at Kaiserplatz 60261, Frankfurt am Main, Federal Republic of Germany, Attention: Arne Frank, with a copy to Shearman & Sterling at 9 Appold Street, London, EC2A 2AP, U.K., Attention:
Thomas J. Friedmann; or, as to each party, at such other address as shall be designated by such party in a written notice to the other party. All such notices and communications shall, when mailed, telecopied, telegraphed, telexed or cabled, be effective when deposited in the mails, telecopied, delivered to the telegraph company, confirmed by telex answerback or delivered to the cable company, respectively, except that notices to the Holder pursuant to the provisions of Article I shall not be effective until received by the Holder.

SECTION 5.03 No Waiver; Remedies.

No failure on the part of the Holder to exercise, and no delay in exercising, any right hereunder shall operate as a waiver thereof; nor shall any single or partial exercise of any right hereunder preclude any other or further exercise thereof or the exercise of any other right. The remedies herein provided are cumulative and not exclusive of any remedies provided by law.

SECTION 5.04 Accounting Terms.

All accounting terms not specifically defined herein shall be construed in accordance with GAAP consistent with those applied in the preparation of the financial statements referred to in Section 2.01(e).

SECTION 5.05 Costs and Expenses.

(a) The Issuer agrees to pay on demand (i) all costs and expenses of the Holder in connection with the preparation, execution, delivery, administration, modification and amendment of this Note (including, without limitation, (A) all due diligence, collateral review, transportation, computer, duplication, appraisal, audit, insurance, consultant, search, filing and recording fees and expenses and
(B) the reasonable fees and expenses of counsel for the Holder with respect thereto, with respect to advising the Holder as to its rights and responsibilities, or the perfection, protection or preservation of rights or interests, under this Note and each other Note Document, with respect to negotiations with the Issuer or with other creditors of the Issuer or any of its subsidiaries arising out of any Default or Event of Default or any events or circumstances that may give rise to an Event of Default and with respect to presenting claims in or otherwise participating in or monitoring any bankruptcy, insolvency or other similar proceeding involving creditors' rights generally and any proceeding ancillary thereto) and (ii) all costs and expenses of the Holder in connection with the enforcement of this Note and each other Note Document, whether in any action, suit or litigation, or any bankruptcy, insolvency or other similar proceeding affecting creditors' rights generally (including, without limitation, the reasonable fees and expenses of counsel for the Holder with respect thereto).

(b) The Issuer agrees to indemnify, defend and save and hold harmless the Holder and each of its Affiliates (as hereinafter defined) and their respective officers, directors, employees, agents and advisors (each, an "Indemnified Party") from and against, and shall pay on demand, any and all claims, damages, losses, liabilities and expenses (including, without limitation, reasonable fees and expenses of counsel) that may be incurred by or awarded against any Indemnified Party, in each case arising out of or in connection with or by reason of (including, without limitation, in connection with any investigation, litigation or proceeding or preparation of a defense in connection therewith) this Note or the actual or proposed use of the proceeds of this Note. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 5.05(b) applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by the Issuer, its directors, shareholders or creditors or an Indemnified Party and whether or not any Indemnified Party is otherwise a party thereto. The Issuer also agrees not to assert any claim against the Holder or any of its Affiliates, or any of their respective officers, directors, employees, agents and advisors, on any theory of liability, for special, indirect, consequential or punitive damages arising out of or otherwise relating to the Note, the actual or proposed use of the proceeds of the Note, or any of the transactions contemplated by the Note.

(c) If any payment of principal of this Note is made by the Issuer to or for the account of the Holder as a result of acceleration of the maturity of the Note pursuant to Section 4.01 or for any other reason (other than a payment pursuant to Section 1.01 or Section 1.02), or if the Issuer fails to make any payment or prepayment of this Note for which a notice of prepayment has been given or that is otherwise required to be made, whether pursuant to Section 1.01 or Section
1.02 or otherwise, the Issuer shall, upon demand by the Holder, pay to the Holder any amounts required to compensate the Holder for any additional losses, costs or expenses that it may reasonably incur as a result of such payment or such failure to pay or prepay, as the case may be, including, without limitation, any loss (including loss of anticipated profits), cost or expense incurred by reason of the liquidation or reemployment of deposits or other funds acquired by the Holder to fund or maintain this Note.

(d) If the Issuer fails to pay when due any costs, expenses or other amounts payable by it under this Note or any other Note Document, including, without limitation, fees and expenses of counsel and indemnities, such amounts may be paid on behalf of the Issuer by the Holder, in its sole discretion, and any such amounts so paid shall be added to the principal amount of this Note.

(e) Without prejudice to the survival of any other agreement of the Issuer hereunder or any other agreement of the Issuer or another person under any other Note Document or any other guaranty or security agreement given in connection with this Note, the agreements and obligations of the Issuer contained in
Section 1.05 and this Section 5.05 shall survive the payment in full of principal, interest and all other amounts payable hereunder.

"Affiliate" means, as to any person, any other person that, directly or indirectly, controls, is controlled by or is under common control with such person or is a director or officer of such person. For purposes of this definition, the term "control" (including the terms "controlling", "controlled by" and "under common control with") of a person means the possession, direct or indirect, of the power to vote 5% or more of the voting interests of such person or to direct or cause the direction of the management and policies of such person, whether through the ownership of voting interests, by contract or otherwise.

SECTION 5.06 Right of Set-off.

Upon the occurrence and during the continuance of any Event of Default the Holder is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final) at any time held and other indebtedness at any time owing by the Holder to or for the credit or the account of the Issuer against any and all of the obligations of the Issuer now or hereafter existing under this Note, whether or not the Holder shall have made any demand under this Note and although such obligations may be unmatured. The Holder agrees promptly to notify the Issuer after any such set-off and application, provided that the failure to give such notice shall not affect the validity of such set-off and application. The rights of the Holder under this Section are in addition to other rights and remedies (including, without limitation, other rights of set-off) which the Holder may have.

SECTION 5.07 Binding Effect.

(a) This Note shall be binding upon and inure to the benefit of the Issuer and the Holder and their respective successors and assigns, except that the Issuer shall not have the right to assign its rights hereunder or any interest herein without the prior written consent of the Holder and the Holder shall not have the right to assign its rights hereunder or any interest herein (other than pursuant to an assignment by the Holder to an Affiliate of the Holder) without the prior written consent of the Issuer, which consent shall not be unreasonably withheld, conditioned or delayed.

(b) Notwithstanding any other provision set forth in this Note, the Holder may at any time create a security interest in all or any portion of its rights under this Note in favor of any Federal Reserve Bank in accordance with Regulation A of the Board of Governors of the Federal Reserve System.

SECTION 5.08 Governing Law.

This Note shall be governed by, and construed in accordance with, the laws of the State of New York, United States of America.

SECTION 5.09 Jurisdiction, Etc.


(a) The Issuer hereby irrevocably and unconditionally submits, for itself and its property, to the nonexclusive jurisdiction of any New York State court or federal court of the United States of America sitting in New York City, and any appellate court from any thereof, in any action or proceeding arising out of or relating to this Note, or for recognition or enforcement of any judgment, and the Issuer hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in any such New York State court or, to the extent permitted by law, in such federal court. The Issuer hereby agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Note shall affect any right that the Holder may otherwise have to bring any action or proceeding relating to this Note in the courts of any jurisdiction.

(b) The Issuer hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Note in any New York State or federal court. The Issuer hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.

THE ISSUER HEREBY IRREVOCABLY WAIVES ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS NOTE OR THE ACTIONS OF THE HOLDER IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT THEREOF.

IN WITNESS WHEREOF, the Issuer has caused this Note to be executed by its officer thereunto duly authorized, as of the date first above written.

                                     PRIVATE MEDIA GROUP, INC.

                                     By /S/ Berth H. Milton
                                     ------------------------------------------

                                     Name:   Berth H. Milton
                                     Title:  Chief Executive Officer

                             PRINCIPAL AMOUNT AND
                           PREPAYMENTS OF PRINCIPAL

                                   Amount
                                     of          Unpaid      Notation
                       Note       Principal     Principal      Made
Date                 Proceeds      Prepaid       Balance        By

December 21, 2001   $4,000,000                  $4,000,000